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Exhibit 4.12

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Page
SECTION 1.	INTRODUCTION AND DEFINITIONS			1
	1.1.	Statement of Plan
	1.2.	Definitions
		1.2.1.	Account
		1.2.2.	Affiliate
		1.2.3.	Annual Valuation Date
		1.2.4.	ATK
		1.2.5.	Beneficiary
		1.2.6.	Board of Directors
		1.2.7.	CEO
		1.2.8.	Change of Control
		1.2.9.	Code
		1.2.10.	Committee
		1.2.11.	CVA
		1.2.12.	Effective Date
		1.2.13.	Employers
		1.2.14.	ERISA
		1.2.15.	MIP
		1.2.16.	Participant
		1.2.17.	Plan
		1.2.18.	Plan Statement
		1.2.19.	Plan Year
		1.2.20.	Section 16 Officer
		1.2.21.	Termination of Employment
		1.2.22.	Valuation Date
SECTION 2.	PARTICIPATION			3
	2.1.	Eligibility
		2.1.1.	Eligibility to Participate
		2.1.2.	Determination of Eligibility
	2.2.	Participation
SECTION 3.	CREDITS TO ACCOUNTS			4
	3.1.	Voluntary Deferrals from Salary
		3.1.1.	Amount of Deferrals
		3.1.2.	Crediting to Accounts
		3.1.3.	Restriction on Measuring Investments
	3.2.	Voluntary Deferrals from Bonuses
		3.2.1.	Amount of MIP Deferrals
		3.2.2.	Crediting MIP Deferrals to Accounts
		3.2.3.	Amount of CVA Deferrals
		3.2.4.	Crediting CVA Deferrals to Accounts
	3.3.	Section 401(k) Plan Supplement
		3.3.1.	Amount of Supplement

i

		3.3.2.	Crediting to Accounts
	3.4.	Employer Discretionary Supplements
	3.5.	Deferral of Performance Shares
		3.5.1.	Annual Performance Share Amount
		3.5.2.	Performance Share Account
		3.5.3.	Performance Share Deferral
		3.5.4.	Annual Performance Shares Amount
	3.6.	Deferral of Restricted Stock
		3.6.1.	Annual Restricted Stock Amount
		3.6.2.	Restricted Stock Account
		3.6.3.	Restricted Stock Deferral
		3.6.4.	Annual Restricted Stock Amount
	3.7.	Transfer Amounts
		3.7.1.	Transfer Accounts
		3.7.2.	Distribution of Transfer Amounts
		3.7.3.	Restrictions and Limitations
	3.8.	Credits from Measuring Investments
		3.8.1.	Measuring Investments
		3.8.2.	Restricted Bonus Measuring Investments
		3.8.3.	Rules Regarding Measuring Investments
	3.9.	Operational Rules for Deferrals
SECTION 4.	ADJUSTMENT OF ACCOUNTS			11
	4.1.	Establishment of Accounts
	4.2.	Accounting Rules
	4.3.	Allocation of Amounts
	4.4.	Alliant Common Stock Measuring Investment
	4.5.	Hypothetical Account
SECTION 5.	VESTING OF ACCOUNTS			13
SECTION 6.	SPENDTHRIFT PROVISION			13
	6.1.	Anti-alienation
	6.2.	Designation of Beneficiary
SECTION 7.	DISTRIBUTIONS			13
	7.1.	Time of Distribution
		7.1.1.	Application for Distribution
		7.1.2.	Section 162(m) Determination
	7.2.	Form of Distribution
	7.3.	Election of Time and Form of Distribution
	7.4.	Payment to Beneficiary
		7.4.1.	Payment to Beneficiary for Death After Termination of Employment
		7.4.2.	Payment to Beneficiary for Death Before Termination of Employment
	7.5.	Designation of Beneficiaries
		7.5.1.	Right to Designate
		7.5.2.	Spousal Consent
		7.5.3.	Failure of Designation

		7.5.4.	Disclaimers by Beneficiaries
		7.5.5.	Definitions
		7.5.6.	Special Rules
	7.6.	Death Prior to Full Distribution
	7.7.	Facility of Payment
	7.8.	In-Service Distributions
		7.8.1.	Pre-Selected In-Service Distributions
		7.8.2.	On Demand In-Service Distributions
		7.8.3.	In-Service Distribution for Financial Hardship
	7.9.	Effect of Disability
	7.10.	Distributions in Cash
SECTION 8.	FUNDING OF PLAN			19
	8.1.	Unfunded and Unsecured Plan
	8.2.	Corporate Obligation
	8.3.	The Trust
SECTION 9.	AMENDMENT AND TERMINATION			20
	9.1.	Amendment and Termination
	9.2.	No Oral Amendments
	9.3.	Plan Binding on Successors
SECTION 10.	DETERMINATIONS, RULES AND REGULATIONS			21
	10.1.	Determinations
	10.2.	Rules and Regulations
	10.3.	Method of Executing Instruments
	10.4.	Claims Procedure
		10.4.1.	Original Claim
		10.4.2.	Review of Denied Claim
		10.4.3.	General Rules
		10.4.4.	Disability Claims
	10.5.	Limitations and Exhaustion
		10.5.1.	Limitations
		10.5.2.	Exhaustion Required
SECTION 11.	PLAN ADMINISTRATION			23
	11.1.	Officers
	11.2.	Chief Executive Officer
	11.3.	Board of Directors
	11.4.	Committee
	11.5.	Delegation
	11.6.	Conflict of Interest
	11.7.	Administrator
	11.8.	Service of Process
	11.9.	Expenses
	11.10.	Tax Withholding
	11.11.	Certifications
	11.12.	Errors in Computations
SECTION 12.	CONSTRUCTION			25

12.1.	Applicable Laws
	12.1.1.	ERISA Status
	12.1.2.	IRC Status
	12.1.3.	References to Laws
12.2.	Effect on Other Plans
12.3.	Disqualification
12.4.	Rules of Document Construction
12.5.	Choice of Law
12.6.	No Employment Contract

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

SECTION 1

INTRODUCTION AND DEFINITIONS

        1.1.    Statement of Plan.    Effective January 1, 2003, ALLIANT TECHSYSTEMS INC., a Delaware corporation (hereinafter sometimes referred to as "ATK") and certain affiliated business entities (together with ATK hereinafter sometimes collectively referred to as the "Employers") hereby create a nonqualified, unfunded, deferred compensation plan for the benefit of a select group of management and highly compensated employees of the Employers.

        1.2.    Definitions.    When the following terms are used herein with initial capital letters, they shall have the following meanings:

          1.2.1.    Account—the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which is credited the dollar amounts or units of ATK common stock specified in Section 3 and Section 4 and from which are subtracted payments or distributions made pursuant to Section 7.

          1.2.2.    Affiliate—a business entity which is affiliated in ownership with ATK or an Employer and is recognized as an Affiliate by the Committee for purposes of this Plan.

          1.2.3.    Annual Valuation Date—December 31 of each calendar year.

          1.2.4.    ATK—ALLIANT TECHSYSTEMS INC., a Delaware corporation, or any successor thereto.

          1.2.5.    Beneficiary—a person designated by a Participant (or automatically by operation of the Plan Statement) to receive all or a part of the Participant's Account in the event of the Participant's death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

          1.2.6.    Board of Directors—the Board of Directors of ATK or its successor. "Board of Directors" shall also mean and refer to any properly authorized committee of the Board of Directors.

          1.2.7.    CEO—the Chief Executive Officer of ATK or his or her delegee for Plan purposes.

          1.2.8.    Change of Control—shall mean the occurrence of any of the following:

      (a)
      The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (excluding for this purpose, any employee benefit plan of ATK or any of its "subsidiaries" which acquires beneficial ownership of voting securities of ATK) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of either the then outstanding shares of stock or the combined voting power of then outstanding voting securities of ATK, in one transaction or a series of transactions; or

      (b)
      Individuals who, as of January 1, 2003, constituted the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director of ATK subsequent to January 1, 2003, whose election, or nomination for election by the stockholders of ATK, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of ATK, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

      (c)
      (i) the occurrence of a merger, consolidation or reorganization of ATK in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, controls fifty percent (50%) or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of ATK (at least 80%); or (iii) the adoption by ATK of a plan for its liquidation or dissolution.

      (d)
      For purposes of this definition of "Change of Control," the term "subsidiary" shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by ATK.

          1.2.9.    Code—the Internal Revenue Code of 1986, as amended.

          1.2.10.    Committee—the Alliant Pension and Retirement Committee (also known as the "PRC") consisting of not less than three members who are officers of ATK appointed by and serving at the pleasure of the Board of Directors.

          1.2.11.    CVA—the Cash Value Added Incentive Program of the Employers and any comparable successor plan.

          1.2.12.    Effective Date—the effective date of the Plan shall be January 1, 2003.

          1.2.13.    Employers—ATK and any business entity affiliated with ATK that employs persons who are designated for participation in this Plan.

          1.2.14.    ERISA—the Employee Retirement Income Security Act of 1974, as amended.

          1.2.15.    MIP—the Management Compensation Plan of the Employers and any comparable successor plan.

          1.2.16.    Participant—an employee of an Employer who is designated as or determined to be eligible to participate in this Plan in accordance with the provisions of Section 2 and who has elected to defer compensation under Section 3. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant's death or, if earlier, the date when the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the amounts credited to the Account of the Participant).

          1.2.17.    Plan—the nonqualified, unfunded, deferred compensation program maintained by the Employers for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, "Plan" does not refer to the document pursuant to which this Plan is maintained, that document is referred to herein as the "Plan Statement".) The Plan shall be referred to as the "Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan."

          1.2.18.    Plan Statement—this document entitled "Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan" as adopted by the Board of Directors effective as of January 1, 2003, as the same may be amended from time to time thereafter.

          1.2.19.    Plan Year—the twelve (12) consecutive month period which begins on January 1, and ends on December 31 of each year.

          1.2.20.    Section 16 Officer—an officer of an Employer who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

          1.2.21.    Termination of Employment—a complete severance of an employment relationship of an employee with the Employers and all Affiliates, for any reason other than the employee's death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by ATK or an Employer on account of the sale of substantially all the stock or assets of the Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan.

          1.2.22.    Valuation Date—the business day coincident with or next preceding the Annual Valuation Date and the last business day of each other month, and any other date designated by the Board of Directors.

SECTION 2

PARTICIPATION

        2.1.    Eligibility.

          2.1.1.    Eligibility to Participate.    Eligibility to participate in the Plan shall be limited to only the following classifications of employees: (i) any employee of an Employer who is eligible for the MIP and who is selected for participation in this Plan by the CEO (or any person authorized to act on behalf of the CEO by the Board of Directors and, for a Section 16 Officer, by the Board of Directors); and (ii) any employee who is an active participant in the Alliant Techsystems Inc. Management Deferred Compensation Plan who elects, effective as of January 1, 2003, to cease participation in that plan, resulting in the termination of salary and bonus deferral elections made in accordance with that plan by the participant and the cessation of amounts credited to any account of the participant under that plan, and to participate in this Plan. Subject to Section 2.2 of the Plan, such an eligible employee shall be eligible to become a Participant as of the day designated by the CEO or the Board of Directors (or, if the CEO or the Board of Directors does not designate a day of initial participation, as of the first day of the next following Plan Year). The CEO shall not select any employee for participation unless the CEO determines that such employee is a member of a select group of management or highly compensated employees (as that phrase has been interpreted under ERISA). The Board of Directors may at any time determine that a Participant is no longer eligible to make voluntary deferrals from salary under Section 3.1 or MIP cash payments or CVA amounts under Section 3.2, or to defer any performance shares under Section 3.5, or to defer restricted stock under Section 3.6. The Board of Directors also may determine that a Participant is not eligible for the credits for the Section 401(k) Plan Supplement under Section 3.3 for any Plan Year at any time before such credits have actually been made.

          2.1.2.    Determination of Eligibility.    The determinations made by ATK with respect to eligibility to participate in the Plan shall be conclusive and binding on all parties. Furthermore, ATK may in its discretion determine that a Participant who performs or who has performed services to or with respect to an Employer is no longer eligible to develop benefits under the Plan. In such event, any benefits payable to the Participant under the Plan will be determined as of the date such Participant ceased such eligibility and will be distributable in accordance with Section 7 of the Plan.

        2.2.    Participation.    An employee determined to be eligible to participate in the Plan under Section 2.1 shall become a Participant as of the date determined under Section 2.1 provided, however, that such employee files with the Committee a completed deferral election form in accordance with the requirements of Section 3 of the Plan electing to participate in the Plan and the completed form is accepted by the Committee. Subject to the provisions of the Plan, once an employee becomes a Participant in the Plan, the employee shall remain a Participant until his or her death or, if earlier, the date on which occurs a distributable event under Section 7 of the Plan and the benefits which may be payable to the employee under the Plan have been distributed to or on behalf of the employee.

SECTION 3

CREDITS TO ACCOUNTS

        3.1.    Voluntary Deferrals from Salary.

          3.1.1.    Amount of Deferrals.    For each Plan Year, on forms furnished by and filed with the Committee, an eligible Participant may elect to defer up to seventy percent (70%), expressed in whole percent increments, of such Participant's base salary that would otherwise have been payable to the Participant during the following Plan Year. The Board of Directors may establish prospectively other limits or other pay eligible for deferral. To be effective for a Plan Year, the form must be received by the Committee before the first day of such Plan Year. For a newly eligible Participant, however, if the form is received by the Committee within 30 days after the first day of such eligibility, deferral shall be effective as of the first day of the month following such receipt. Notwithstanding the foregoing, for the year in which the Plan is first implemented, the Plan Year beginning January 1, 2003, and ending December 31, 2003, an eligible Participant may elect to defer up to seventy percent (70%), expressed in whole percent increments, of such Participant's base salary for services to be performed for that period by completing the form and submitting the form to the Committee on or before December 31, 2002.

          3.1.2.    Crediting to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferrals of salary or other pay under Section 3.1.1. Such amount shall be credited to the Account as of a date on or about the date on which such salary or other pay would otherwise have been payable to the Participant.

          3.1.3.    Restriction on Measuring Investments.    If a Participant elects to defer any base salary pursuant to this Section 3.1, then, notwithstanding any provision in this Plan to the contrary, the Participant shall be permitted to designate Measuring Investments made available under the Plan for purposes of measuring the value of the Participant's Account (or any sub-accounts), except, however, that the Participant shall not be permitted to measure or value such deferred base salary by the value of ATK common stock and, therefore, shall not be permitted to designate the ATK common stock Measuring Investment as a Measuring Investment under the Plan.

        3.2.    Voluntary Deferrals from Bonuses.

          3.2.1.    Amount of MIP Deferrals.    Each Plan Year, on forms furnished by and filed with the Committee, an eligible Participant may elect to defer (a) up to one hundred percent (100%) of such Participant's MIP cash payment up to and including the target MIP cash payment expressed in whole percent increments up to one hundred percent (100%), and (b) up to one hundred percent (100%) of such Participant's MIP cash payment above such target expressed in whole percent increments up to one hundred percent (100%). An election by an eligible Participant to defer any such MIP cash payments must be made before the first day of October of the Plan Year in which occurs the first day of the fiscal year of the Employer for which such MIP cash payments are determined. The Board of Directors may establish prospectively other limits or other bonuses eligible for deferral. An election by the Participant to defer any such MIP cash payments that would otherwise be payable under the bonus or incentive plan must be made, and the form on which the election is made must be received by the Committee, before the first day of October of such Plan Year in which occurs the first day of the fiscal year of the Employer for which such MIP cash payments are determined. Such a deferral election is irrevocable and must be made in the form and manner prescribed by the Committee and will be given effect even if the Participant incurs a Termination of Employment prior to the date such MIP cash payment would otherwise be payable, but for the election to defer such payment, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which such deferred amount may be credited. Notwithstanding the foregoing, for the year in which the Plan is first implemented, the Plan Year beginning January 1, 2003, and ending December 31, 2003, and, with respect to certain eligible employees who elect to participate in this Plan and cease participation in the Alliant Techsystems Inc. Management Deferred Compensation Plan, in recognition of the termination of rights under the Alliant Techsystems Inc. Management Deferred Compensation Plan with respect to such Participants, an eligible Participant may elect to defer such MIP cash payments as permitted under this Section 3.2.1 for services performed for the fiscal year of an Employer that ends as of March 31, 2003, for which such MIP cash payments are determinable and payable, provided that: (a) such election is made by December 11, 2002, (b) such MIP cash payments have not yet become due and fully ascertainable, and (c) such MIP cash payments would not otherwise be payable until May 2003. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the MIP cash payment payable to the Participant reduced by any tax required to be withheld from such amount under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

          3.2.2.    Crediting MIP Deferrals to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferrals of a bonus amount otherwise payable as a MIP cash payment but for the election to defer under Section 3.2.1. Such amount shall be credited to the Account as of a date on or about the date on which such amount would otherwise have been payable to the Participant. The Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate the amount deferred under Section 3.2.1 and credited to his or her Account under this Section 3.3.2 among one or more Measuring Investments made available by the Board of Directors of ATK for purposes of measuring the value of the benefit that may be payable under the Plan, including the ATK common stock Measuring Investment and the "restricted bonus sub-account" Measuring Investment pursuant to and in accordance with Sections 3.8 and 4.4 of this Plan.

          3.2.3.    Amount of CVA Deferrals.    Each Plan Year, on forms furnished by and filed with the Committee, an eligible Participant may elect to defer up to one hundred percent (100%), expressed in whole percent increments, of such amount that may be payable to the Participant under the CVA pursuant to the terms and conditions of the CVA. An election by an eligible Participant to defer any such amount that may be payable to the Participant under the CVA must be made before the first day of October of the Plan Year in which occurs the first day of the fiscal year of the Employer for which such amount is determined. The amount that would otherwise be payable to the Participant under the CVA for any year, but for the election to defer under this Plan, shall be determined in accordance with the terms and conditions of the CVA for that year. The Board of Directors may establish prospectively other limits or other bonus amounts eligible for deferral. An election by the Participant to defer any such CVA amount that would otherwise be payable under the CVA must be made, and the form on which the election is made must be received by the Committee, before the first day of October of such Plan Year in which occurs the first day of the fiscal year of the Employer for which such CVA amount is determined. Such a deferral election is irrevocable and must be made in the form and manner prescribed by the Committee and will be given effect even if the Participant incurs a Termination of Employment prior to the date such CVA amount would otherwise be payable, but for the election to defer such amount, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which such deferred amount may be credited. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the CVA payment payable to the Participant reduced by any tax required to be withheld from such amount under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

          3.2.4.    Crediting CVA Deferrals to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferrals of a bonus amount otherwise payable as a CVA payment but for the election to defer under Section 3.2.3. Such amount shall be credited to the Account as of a date on or about the date on which such amount would otherwise have been payable to the Participant. The Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate the amounts deferred under Section 3.2.3 and credited to his or her Account under this Section 3.2.4 among one or more Measuring Investments made available by the Board of Directors of ATK for purposes of measuring the value of the benefit that may be payable under the Plan, including the ATK common stock Measuring Investment pursuant to and in accordance with Sections 3.8 and 4.4 of this Plan.

        3.3.    Section 401(k) Plan Supplement.

          3.3.1.    Amount of Supplement.    The Committee shall determine annually, beginning with the year in which the Plan is first implemented, the Plan Year beginning January 1, 2003, and ending December 31, 2003, for each Participant who is also a participant in a Section 401(k) plan sponsored by an Employer the amount, if any, of such lost share of matching contributions (but not elective deferral contributions) under such Section 401(k) plan attributable to such Participant's voluntary deferrals under Sections 3.1 and 3.2 of this Plan that would otherwise have been allocated to the account of the Participant under that Section 401(k) plan. Such determination shall be made after the end of each plan year of such Section 401(k) plan during which the Participant made voluntary deferrals under this Plan.

          3.3.2.    Crediting to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, determined under Section 3.3.1. Such amount shall be credited as of the Valuation Date coincident with or next following the last day of such plan year of such Section 401(k) plan.

        3.4.    Employer Discretionary Supplements.    Upon written notice to one or more Participants and to the Committee, the CEO (or, for any Section 16 Officer, the Board of Directors) may (but is not required to) determine that additional amounts shall be credited to the Accounts of such Participants. Such notice shall specify the amounts to be credited to the Accounts of such Participants and shall specify the date or dates on which such amounts shall be credited to such Accounts. Notwithstanding Section 5, such notice may also establish vesting rules for such amounts, in which case separate Accounts shall be established for such Participants.

        3.5.    Deferral of Performance Shares.    Pursuant to the requirements and the conditions of this Section 3.5, an eligible Participant may elect to defer up to one hundred percent (100%), expressed in whole percent increments, of the value of the number of performance shares that would otherwise have been delivered to the Participant based upon the terms and conditions for the delivery of such shares under a stock incentive plan of ATK, but for the election to defer the value of such shares pursuant to this Section 3.5. If an eligible Participant makes an election pursuant to this Section 3.5 to defer an "annual performance share amount," such amount shall be allocated to the ATK common stock Measuring Investment and shall be measured by the value of ATK common stock, and the Participant's Account or sub-account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of common stock that would have otherwise been delivered to the Participant. Each unit credited to the ATK common stock Measuring Investment shall be measured by the value of one share of common stock and treated as though invested in a share of common stock. Notwithstanding the foregoing, the value of any deferral may not exceed the gross amount of the value of performance shares that would otherwise have been delivered to the Participant reduced by any performance shares that are used to satisfy any tax required to be withheld from such value under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

          3.5.1.    Annual Performance Share Amount.    For purposes of this Section 3.5, the "annual performance share amount" shall mean, with respect to an eligible Participant for a Plan Year, the amount of performance shares deferred in accordance with this Section 3.5 of this Plan, determined by the number of performance shares that would otherwise vest based upon the satisfaction of the objectives and requirements for the performance shares to vest, but for the election to defer. In the event of a Participant's disability (if deferrals cease in accordance with the terms of the Plan), death or a Termination of Employment prior to the end of a Plan Year, the annual performance share amount for that Plan Year shall be the actual amount credited to the Account (or a sub-account) of the Participant prior to such event.

          3.5.2.    Performance Share Account.    For purposes of this Section 3.5, "performance share account" shall mean the aggregate value, measured on any particular date, of: (i) the value of the number of performance shares deferred by a Participant equal to all annual performance shares amounts, plus (ii) the value of the number of additional shares credited as a result of the deemed reinvestment of dividends in accordance with all of the applicable crediting provisions of the ATK common stock Measuring Investment that relate to the Participant's performance share account, reduced by (iii) the value of the number of performance shares allocated to this performance share account previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the value of the number of such performance shares determined by the Committee with respect to the ATK common stock Measuring Investment pursuant to this Section 3.5 and the Plan. The amount deferred under this Section 3.5 shall be credited to the Participant's Account or a sub-account established under the Account of the Participant and shall be initially allocated to the ATK common stock Measuring Investment and shall be treated as though it were invested in ATK common stock and valued accordingly. The Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate the amount (the value of the performance shares) deferred under Section 3.5 and credited to the performance share account among one or more Measuring Investments made available by the Board of Directors of ATK for purposes of measuring the value of the benefit that may be payable under the Plan, including the ATK common stock Measuring Investment pursuant to and in accordance with Section 4.4 of the Plan.

          3.5.3.    Performance Share Deferral.    For an election to defer performance shares to be valid: (i) a separate irrevocable election form must be completed and signed by the Participant, with respect to such performance shares; and (ii) such election form must be timely delivered to the Committee and accepted by the Committee at least twelve (12) complete months prior to the date on which such performance shares would otherwise vest based upon the satisfaction of the objectives and requirements for the performance shares to vest under the terms and conditions of an ATK incentive plan, but for the election to defer. A deferral election under this Section 3.5 is irrevocable and must be made in the form and manner as provided under this Section 3.5, and will be given effect even if the Participant incurs a Termination of Employment prior to the date such performance shares would otherwise have been delivered to the Participant, but for the election to defer such performance shares, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which the value of such performance shares may be credited.

          3.5.4.    Annual Performance Shares Amount.    Subject to any terms and conditions imposed by the Committee, an eligible Participant may elect to defer, under the Plan, performance shares, which amount shall be for that Participant the annual performance shares amount for that Plan Year; provided, however, that the annual performance share amount for the Participant for a Plan

  Year shall be required to include the value of the amount of performance shares the payment of which has been unilaterally deferred by the Employer to increase the probability that such payment would be fully deductible for federal or state income tax purposes if such payment were made but for such deferral. The value of any performance shares deferred under this Section 3.5 shall, at the time the performance shares would otherwise have been deliverable to the Participant under the terms of an ATK stock incentive plan, but for the election to defer, be credited to the Account of the Participant as of a date on or about the date on which such performance shares would otherwise have been deliverable to the Participant.

        3.6.    Deferral of Restricted Stock.    Pursuant to the requirements and the conditions of this Section 3.6, an eligible Participant may elect to defer up to one hundred percent (100%), expressed in whole percent increments, of the value of the number of shares of restricted stock that would otherwise have been delivered to the Participant under a stock incentive plan of ATK but for the election to defer such value. If an eligible Participant makes an election pursuant to this Section 3.6 to defer an "annual restricted stock amount," such amount shall be allocated to the ATK common stock Measuring Investment and shall be measured by the value of ATK common stock, and the Participant's Account or sub-account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of common stock that could have been purchased with the dollar amount of such deferred compensation. Each unit credited to the ATK common stock Measuring Investment shall be measured by the value of one share of common stock and treated as though invested in a share of common stock. Notwithstanding the foregoing, the value of any deferral may not exceed the gross amount of the value of restricted stock that would otherwise have been delivered to the Participant reduced by any shares of restricted stock that are used to satisfy any tax required to be withheld from such value under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

          3.6.1.    Annual Restricted Stock Amount.    For purposes of this Section 3.6, the "annual restricted stock amount" shall mean, with respect to a Participant for a Plan Year, the amount of restricted stock deferred in accordance with this Section 3.6 of this Plan, determined by the number of shares of restricted stock that would otherwise vest, but for the election to defer. In the event of a Participant's disability (if deferrals cease in accordance with the terms of the Plan), death or a Termination of Employment prior to the end of a Plan Year, the annual restricted stock amount for that Plan Year shall be the actual amount credited to the Account (or a sub-account) of the Participant prior to such event.

          3.6.2.    Restricted Stock Account.    For purposes of this Section 3.6, "restricted stock account" shall mean the aggregate value, measured on any particular date, of: (i) the value of the number of shares of restricted stock deferred by a Participant equal to all annual restricted stock amounts, plus (ii) the value of the number of additional shares credited as a result of the deemed reinvestment of dividends in accordance with all of the applicable crediting provisions of the ATK common stock Measuring Investment that relate to the Participant's restricted stock account, reduced by (iii) the value of the number of shares of restricted stock allocated to this restricted stock account previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the value of the number of such shares determined by the Committee with respect to the ATK common stock Measuring Investment pursuant to this Section 3.6 and the Plan. The amount deferred under this Section 3.6 shall be credited to the Participant's Account or a sub-account established under the Account of the Participant and shall be initially allocated to the ATK common stock Measuring Investment and shall be treated as though it were invested in ATK common stock and valued accordingly. The Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate the amount (the value of the restricted stock) deferred under Section 3.6 and credited to the restricted stock account among one or more Measuring Investments made available by the Board of

  Directors of ATK for purposes of measuring the value of the benefit that may be payable under the Plan, including the ATK common stock Measuring Investment pursuant to and in accordance with Section 4.4 of the Plan.

          3.6.3.    Restricted Stock Deferral.    For an election to defer restricted stock to be valid: (i) a separate irrevocable election form must be completed and signed by the Participant with respect to such restricted stock, which must provide for the transfer to ATK of the portion of the unvested shares of restricted stock subject to the election that do not provide for accelerated vesting based on any measure of personal performance (other than continued employment) or the performance of ATK; (ii) such election form must be timely delivered to the Committee and accepted by the Committee at least twelve (12) complete months prior to the date on which such restricted stock would otherwise vest under the terms of an ATK stock incentive plan; and (iii) the Participant must tender the restricted stock which is the subject of the deferral election back to ATK for cancellation of such restricted stock immediately upon such an election to defer such restricted stock, and no election form will be accepted without such tender of such restricted stock. A deferral election under this Section 3.6 is irrevocable and must be made in the form and manner as provided under this Section 3.6, and will be given effect even if the Participant incurs a Termination of Employment prior to the date such restricted stock would otherwise have been delivered to the Participant, but for the election to defer such restricted stock, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which the value of such restricted stock may be credited.

          3.6.4.    Annual Restricted Stock Amount.    Subject to any terms and conditions imposed by the Committee, an eligible Participant may elect to defer, under the Plan, restricted stock, which amount shall be for that Participant the annual restricted stock amount for that Plan Year; provide, however, that the annual restricted stock amount for the Participant for a Plan Year shall be required to include the value of the amount of restricted stock the payment of which has been unilaterally deferred by the Employer to increase the probability that such payment would be fully deductible for federal or state income tax purposes if such payment were made but for such deferral. The value of any restricted stock deferred under this Section 3.6 shall, at the time the restricted stock would otherwise have been deliverable to the Participant under the terms of an ATK stock incentive plan, but for the election to defer, be credited to the Account of the Participant as of a date on or about the date on which such restricted stock would otherwise have been deliverable to the Participant.

        3.7.    Transfer Amounts.    If a participant in the Alliant Techsystems Inc. Management Deferred Compensation Plan elects to cease to participate in that plan and to participate in this Plan pursuant to Section 2 of this Plan, effective as of January 1, 2003, the Participant's elections to defer salary and bonus amounts that were made under that plan and in effect at the time of such election to cease to participate in that plan and to participate in this Plan shall terminate, effective as of January 1, 2003, and no additional amounts shall be credited to such Participant's account or accounts under that plan as of the effective date of such election to cease to participate in that plan and to participate in this Plan.

          3.7.1.    Transfer Accounts.    Upon such Participant's election to cease to participate in the Alliant Techsystems Inc. Management Deferred Compensation Plan and to participate in this Plan, the amounts credited to the account or accounts of that participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall be transferred to and credited to the Account or Accounts (or any sub-account) of the Participant under the Plan and shall be subject to the terms and conditions of this Plan. The value of the benefits that were payable to such participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall, after such transfer and credit to such Account, Accounts (or sub-accounts) under this Plan, be determined, except as otherwise provided under this Section 3.7, valued and payable under this

  Plan and no benefit shall be determined, valued, or payable to or with respect to that participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan, and all rights under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall be waived by that participant and forfeited.

          3.7.2.    Distribution of Transfer Amounts.    Except as otherwise provided under this Section 3.7, distributions of amounts so credited to the Account, Accounts (or sub-accounts) of that participant under this Plan shall be governed by the terms and conditions of this Plan; provided, however, subject to such terms and conditions as determined by ATK, distributions currently in effect pursuant to an election made under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall continue to be made in accordance with that election as if no amounts were transferred or credited to Accounts under this Plan for purposes of such distributions.

          3.7.3.    Restrictions and Limitations.    Notwithstanding any provision in this Section 3.7 or the Plan to the contrary, if a Participant in this Plan had made an in-service distribution election under the Alliant Techsystems Inc. Management Deferred Compensation Plan and such election was in effect at the time of the Participant's election to cease to participate in that plan, that in-service distribution election shall be treated and given effect as an in-service distribution election under this Plan made in accordance with the provisions of this Plan, except, however, that such in-service distribution shall be made in accordance with the election made under the Alliant Techsystems Inc. Management Deferred Compensation Plan as if no transfer of such amount to this Plan had occurred. Furthermore, any amount allocated by a Participant to the "restricted bonus account" under the Alliant Techsystems Inc. Management Deferred Compensation Plan at the time of the Participant's election to cease to participate in that plan shall be allocated to a "restricted bonus sub-account" Measuring Investment established under this Plan and such amount shall continue to be subject to the restrictions and limitations applicable to that amount as if no transfer of such amount to this Plan had occurred. Any amount allocated by a Participant to the deemed (but not actual) investment in the common stock of ATK and valued as if so invested under the Alliant Techsystems Inc. Management Deferred Compensation Plan at the time of the Participant's election to cease to participate in that plan shall be allocated to the ATK common stock Measuring Investment established under this Plan and such amount shall be subject to the provisions of this Plan and such other terms and conditions as determined by ATK to satisfy any applicable requirements of the Sarbanes-Oxley Act of 2002, including any applicable requirements regarding notice of blackout periods pursuant to the Act and the guidance issued by the Department of Labor under section 2520.101-3 of the Department of Labor Regulations.

        3.8.    Credits from Measuring Investments.    On forms furnished by and filed with the Committee prior to the first day of each calendar month or more frequently as permitted by the Board of Directors, a Participant may request to have amounts deferred under the Plan allocated or reallocated among "Measuring Investments," which shall be made available by the Board of Directors and which shall be used to determine the value of such Participant's Account (and any sub-accounts) during the period in which such amounts are allocated to such Measuring Investments.

          3.8.1.    Measuring Investments.    The Accounts (and any sub-accounts) and such Measuring Investments are specified solely as a device for computing the amount of benefits to be paid by the Employers under this Plan, and the Employers are not required to purchase such investments. The Measuring Investments available for election by Participants shall include deemed (but not actual) investment in investment funds made available by the Employers and, in the case of MIP cash payments and CVA payments deferred in accordance with Section 3.2, performance shares deferred in accordance with Section 3.5, and restricted stock deferred in accordance with Section 3.6, the value of the common stock of ATK, valued at the closing price of ATK common stock as reported on the New York Stock Exchange composite tape on the applicable Valuation

  Date. No amounts may be measured or valued by the value of ATK common stock other than amounts deferred under Section 3.2 regarding MIP cash payments and CVA payments, annual performance share amounts deferred pursuant to Section 3.5, and annual restricted stock amounts deferred pursuant to Section 3.6.

          3.8.2.    Restricted Bonus Measuring Investment.    Subject to and pursuant to any conditions and limitations established by the Board of Directors, the value of MIP cash payments deferred in accordance with Section 3.2 may be allocated or reallocated to a "restricted bonus sub-account" Measuring Investment. If such an allocation is made to the "restricted bonus sub-account" Measuring Investment, the sub-account shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of ATK common stock that could have been purchased with the dollar amount of such allocated amount determined as of the last Business Day of the period that shall be within a ten (10) day period following the public release of the fiscal results for the fiscal quarter of the fiscal year of ATK for which the election is made at the stock price per share based upon ninety percent (90%) of the closing price as reported on the New York Stock Exchange for such date. (For example, if a Participant elected to defer 100% of a MIP cash payment, which was equal to $30,000 (as reduced for any required tax withholding), and elected to allocate the value of such deferral to the "restricted bonus sub-account" Measuring Investment, and the price per share of ATK common stock was determined to be $60, the sub-account would be credited with 555.55 units valued at $33,333 ($30,000 ÷ (.90 × $60) = 555.55 units)). Any amounts so allocated to the "restricted bonus sub-account" Measuring Investment shall be restricted from any allocation to any other Measuring Investment available under the Plan for twelve (12) consecutive months beginning as of the date on which such amounts are so allocated. Any such allocation to the "restricted bonus sub-account" Measuring Investment shall be irrevocable during the twelve consecutive month period and shall be subject to any applicable state or federal securities laws including any applicable reporting requirements. As of the end of such twelve consecutive month period, the units so allocated to such "restricted bonus sub-account" Measuring Investment shall be allocated to the ATK common stock Measuring Investment.

          3.8.3.    Rules Regarding Measuring Investments.    Additional Measuring Investments and rules for the implementation of this Section 3.8 (including rules for designating and changing Measuring Investments) shall be determined (and revised) by the Committee, provided that any rule or revision with respect to a deemed investment in the common stock of ATK shall be made only by the Board of Directors.

        3.9.    Operational Rules for Deferrals.    A Participant's election to defer under Section 3.1 shall be "evergreen" (that is, it shall remain in effect for such Plan Year and, unless timely revised by the Participant for a later Plan Year before the beginning of such Plan Year, for all later Plan Years). If a Participant's compensation after deferrals is not sufficient to cover tax or other payroll withholding requirements, the Committee shall reduce the Participant's deferrals to the extent necessary to cover such requirements.

SECTION 4

ADJUSTMENT OF ACCOUNTS

        4.1.    Establishment of Accounts.    There shall be established for each Participant an unfunded, bookkeeping Account which shall be adjusted each Valuation Date.

        4.2.    Accounting Rules.    The Committee may adopt (and revise) accounting rules for the Accounts (but such rules shall not change the Valuation Dates).

        4.3.    Allocation of Amounts.    Subject to Section 4.4 of the Plan and pursuant to any terms, conditions or rules established by the Board of Directors of ATK, prior to the first day of each calendar month or more frequently as permitted by the Board of Directors, a Participant may request to have the amounts deferred under the Plan allocated or reallocated among one or more Measuring Investments made available by the Board of Directors for purposes of measuring the value of the benefit that may be payable to or with respect to the Participant under the Plan. The Participant's request must be in writing on an investment request form in one percent (1%) increments the Committee may require and must be submitted before the beginning of each period to which such request applies. All such requests are subject to acceptance by the Committee in its discretion. If accepted by the Committee, an allocation request will be effective as of the first business day next following the date on which such request is accepted by the Committee. If no request is made or if a request is not accepted, the Committee shall, in its sole discretion, allocate or reallocate amounts credited to the Participant's Account among one or more Measuring Investments made available by the Board of Directors. The portion of any Account (or sub-account) allocated to a Measuring Investment shall be deemed to be invested in such Measuring Investment, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The Board of Directors specifically reserves the authority and right to determine which Measuring Investment if any, to make available, and the continued availability of selected Measuring Investment. If a Measuring Investment includes stock, the rules of Section 4.4 shall apply.

        4.4.    ATK Common Stock Measuring Investment.    If the Board of Directors permits amounts to be measured by the value of ATK common stock, then, subject to any other rules or requirements established by the Board of Directors and subject to applicable accounting rules, and any applicable state and federal securities laws and reporting requirements, the requirements of this Section 4.4 shall apply.

    (a)
    Common Stock. A Participant may elect to have the following amounts credited to the Account or Accounts (or sub-account or sub-accounts) allocated or reallocated to or from the ATK common stock Measuring Investment: (i) a portion or all of annual performance share amounts credited to the Participant's Account or sub-account pursuant to Section 3.5; (ii) a portion or all of annual restricted stock amounts credited to the Participant's Account or sub-account pursuant to Section 3.6; and (iii) a portion or all of such MIP cash payment and CVA payment amounts credited to his or her Account under the Plan pursuant to Section 3.2. The election must be made in the form and manner prescribed by the Committee and will not be effective unless accepted and approved by the Committee. If such an election is made and is accepted by the Committee, the ATK common stock Measuring Investment shall be credited with, or reduced by, as determined by the election made and approved by the Committee, that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of ATK common stock that could have been purchased, or sold, as determined by the election made and approved by the Committee, with the dollar amount of such allocated or reallocated amount determined as of the last business day of the election period that shall be within a ten (10) day period following the public release of the financial results of ATK for the fiscal quarter of the fiscal year of ATK for which the election is made at the stock price per share based upon the closing price as reported on the New York Stock Exchange for such date. Each unit of the ATK common stock Measuring Investment shall be measured by the value of one share of stock and treated as though invested in a share of stock.

    (b)
    Dividends. Amounts measured by the value of ATK common stock shall be credited on each stock dividend payment date with that number of units equal to the number of shares which would have been acquired based upon the dividends paid on shares of stock equal to the number of units credited to the Account as of the record date for such dividend.

    (c)
    Stock Dividends. The number of units credited to the Account shall be adjusted to reflect any change in the outstanding ATK common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

    (d)
    Voting of Common Stock. No Participant or Beneficiary shall be entitled to any voting rights with respect to any units credited to the Account.

        4.5.    Hypothetical Account.    The Account established under this Plan, including any sub-accounts established under this Plan, shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any Account or sub-accounts established under the Plan shall hold or be required to hold any actual funds or assets.

SECTION 5

VESTING OF ACCOUNTS

        The Account, and any other Accounts or sub-accounts established under the Account, of each Participant shall be fully (100%) vested and nonforfeitable at all times (except for early distribution penalties described in Section 7), which, for purposes of the Plan, determines the Participant's interest in the benefit described under the Plan that may be payable to or with respect to the Participant in accordance with and subject to the terms of the Plan.

SECTION 6

SPENDTHRIFT PROVISION

        6.1.    Anti-alienation.    No Participant or Beneficiary shall have any interest in the Account or any sub-account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers, nor shall the Committee recognize any assignment thereof, either in whole or in part, nor shall the Account be subject to attachment, garnishment, execution following judgment or other legal process before the Account is distributed to the Participant or Beneficiary.

        6.2.    Designation of Beneficiary.    The power to designate Beneficiaries to receive the Account or any sub-account of a Participant in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant's Account or any part thereof and any attempt of a Participant to so exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Committee.

SECTION 7

DISTRIBUTIONS

        7.1.    Time of Distribution.    Except as otherwise provided in this Section 7, a Participant's Account, and all sub-accounts (reduced by the amount of any applicable payroll, withholding and other taxes), shall be distributable upon the Termination of Employment of the Participant. The amount of such distribution shall be determined as of the Valuation Date immediately following the Termination of Employment and shall be actually paid (or, in the case of installments, commenced) by the Employers as soon as practicable after such determination (but in no event later than 90 days after such Valuation Date); provided, however, that if the Participant has so elected as described in Section 7.3, the amount of such distribution shall instead be determined as of the Valuation Date that is twelve (12) months after the Valuation Date immediately following the Termination of Employment or as of the Valuation Date that is sixty (60) months after the Valuation Date immediately following the Termination of Employment and shall be actually paid (or, in the case of installments, commenced) by the Employers as soon as practicable after such determination.

          7.1.1.    Application for Distribution.    A Participant shall not be required to make application to receive payment. Distribution shall not be made to any Beneficiary, however, until such Beneficiary shall have filed a written application for benefits in a form acceptable to the Committee and such application shall have been approved by the Committee.

          7.1.2.    Section 162(m) Determination.    If the Committee (or, for any Section 16 Officer, the Board of Directors) determines that delaying the time that initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Employers may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

        7.2.    Form of Distribution.    Distribution of the Participant's Account shall be made as follows:

    (a)
    Lump Sum. Unless the Participant qualifies to receive installments as permitted by Section 7.2(b), distribution of all benefits payable to the Participant under the Plan shall be made in the form of a single lump sum.

    (b)
    Installments.

    (i)
    Eligibility for Installments for Participants Who Have Attained Age Fifty-Five (55). A Participant's Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed fifteen (15) annual installments if, and only if, the Participant has satisfied the following conditions: (a) the Participant, at Termination of Employment, has attained age fifty-five (55) and has at least five (5) years of continuous service with the Employers or one or more Affiliates, (b) the Participant has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participant has elected the number of annual installments to be made.

    (ii)
    Eligibility for Installments for Participants Who Have Not Attained Age Fifty-Five (55). A Participant's Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed five (5) annual installments if, and only if, the Participant has satisfied the following conditions: (a) the Participant, at Termination of Employment, has not yet attained age fifty-five (55), but has at least five (5) years of continuous service with the Employers or one or more Affiliates, (b) the Participant has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participant has elected the number of annual installments to be made.

    (iii)
    Time and Amount of Installments. The amount of each annual installment shall be determined, as of a Valuation Date, by dividing the amount of the Account, including all sub-accounts, as of the Valuation Date as of which the installment is being paid by the number of remaining installment payments to be made (including the payment being determined). After the first installment, the amount of future installments will be determined as of each following December 31 (beginning with the December 31 immediately following the first installment). Such installments shall be actually paid as soon as practicable after each such determination.

      (iv)
      Request for Lump Sum Payment. On forms furnished by and filed with the Committee, a Participant who is receiving installments may elect to receive the total remaining balance of the Account and all sub-accounts (but not part thereof) for any reason, provided that the Account balance will be reduced by a penalty of ten percent (10%), with the result that the Participant will receive ninety percent (90%) of the Account balance and ten percent (10%) of the Account balance will be forfeited to the Employers. The amount of such distribution will be determined as of the Valuation Date coincident with or next following receipt of the request by the Committee and shall be actually paid by the Employers to the Participant as soon as practicable after such determination.

        7.3.    Election of Time and Form of Distribution.    On forms furnished by and filed with the Committee, each Participant shall elect at the time of initial enrollment:

    (a)
    whether the amount of the distribution to be made (or, in the case of installments, commenced) shall be determined either (i) as of the Valuation Date immediately following Termination of Employment, (ii) as of the Valuation Date that is twelve (12) months after the Valuation Date immediately following Termination of Employment, or (iii) as of the Valuation Date that is sixty (60) months after the Valuation Date immediately following Termination of Employment, and

    (b)
    whether distribution shall be made (i) in a lump sum, or (ii) in annual installments if the Participant so qualifies as described in Section 7.2(b).

On forms furnished by and filed with the Committee, such elections may be changed by the Participant, provided that:

    (a)
    no change shall be effective until twelve (12) months after it is received by the Committee, and

    (b)
    no change may be filed within twelve (12) months after the initial election (or, if one or more prior changes has been filed, within twelve (12) months after the latest of such changes was filed).

No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant's election to revise distribution elections.

        7.4.    Payment to Beneficiary.

          7.4.1.    Payment to Beneficiary for Death After Termination of Employment.    If a Participant dies after a Termination of Employment, the benefit payable under the Plan based upon the balance remaining of the amounts credited to the Participant's Account, including all sub-accounts, shall be payable to the Beneficiary of the Participant in the form of a lump sum payment as soon as administratively possible following such Participant's death.

          7.4.2.    Payment to Beneficiary for Death Before Termination of Employment.    If a Participant dies before Termination of Employment, the benefit payable under the Plan based upon the Participant's Account, including all sub-accounts, shall be payable to the Beneficiary of the Participant in the form of a lump sum payment as soon as administratively possible following the death of the Participant.

        7.5.    Designation of Beneficiaries.

          7.5.1.    Right to Designate.    Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's Account in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant's lifetime.

          7.5.2.    Spousal Consent.    Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, and must acknowledge the effect of the designation of the Beneficiary. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse's rights to death benefits under the Plan. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse. The provisions of this Section 7.5.2 shall not apply to a spouse of a Participant who became such after benefits have commenced to such Participant.

          7.5.3.    Failure of Designation.    If a Participant:

      (a)
      fails to designate a Beneficiary,

      (b)
      designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

      (c)
      designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

  such Participant's Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant: (i) Participant's surviving spouse, (ii) Participant's surviving issue per stirpes and not per capita, (iii) Participant's surviving parents, (iv) Participant's surviving brothers and sisters, (v) Representative of Participant's estate.

          7.5.4.    Disclaimers by Beneficiaries.    A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant's death but not later than one hundred eighty (180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee. The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of any other provisions under this Plan. No other form of attempted disclaimer shall be recognized by the Committee.

          7.5.5.    Definitions.    When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

          7.5.6.    Special Rules.    Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

      (a)
      If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

      (b)
      The automatic Beneficiaries specified in Section 7.5.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

      (c)
      If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

      (d)
      Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

      (e)
      Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

  The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

        7.6.    Death Prior to Full Distribution.    If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant's estate).

        7.7.    Facility of Payment.    In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under this Plan, payment shall be made by the Employers, if the Committee shall be advised of the existence of such condition:

    (a)
    to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

    (b)
    to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employers therefor.

        7.8.    In-Service Distributions.

          7.8.1.    Pre-Selected In-Service Distributions.    If a Participant so elects upon initial enrollment in the Plan under Section 3, distribution will be made to such Participant prior to Termination of Employment under the following rules:

      (a)
      On forms furnished by and filed with the Committee, each Participant has a one-time opportunity to select one or more in-service distribution dates and amounts at the time of initial enrollment only.

      (b)
      No such distribution will be made before the April 1 that follows the third full Plan Year after the Participant first enrolled.

      (c)
      Only one such distribution will be made in any Plan Year.

      (d)
      On forms furnished by and filed with the Committee, any pre-selected distribution date may be extended (one time only), provided that such extension must be received by the Committee at least 12 months before the scheduled date of distribution.

      (e)
      On forms furnished by and filed with the Committee, any pre-selected distribution date may be cancelled (whether or not previously extended), provided that such cancellation must be received by the Committee at least twelve (12) months before the scheduled date of distribution.

      (f)
      The distribution amount shall be determined as of the Valuation Date coincident with or next following the pre-selected distribution date and shall be actually paid as soon as practicable after such determination.

          7.8.2.    On Demand In-Service Distributions.    On forms furnished by and filed with the Committee, a Participant may request to receive all or part of such Participant's Account prior to Termination of Employment for any reason, provided that the requested distribution amount will be reduced by a penalty equal to 10% of the requested amount, with the result that the Participant will receive 90% of the requested amount and 10% of the requested amount will be forfeited to the Employers. The amount of such distribution shall be determined as of the Valuation Date coincident with or next following receipt of the request by the Committee and shall be actually paid by the Employers to the Participant as soon as practicable after such determination. If a Participant receives such a distribution, such Participant's deferrals under Section 3 will then cease. The Participant may not again elect to defer compensation until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution.

          7.8.3.    In-Service Distribution for Financial Hardship.    On forms furnished by and filed with the Committee, a Participant may request to receive all or part of such Participant's Account prior to Termination of Employment to alleviate a Financial Hardship. For purposes of the Plan, "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable emergency circumstances arising as a result of events beyond the control of the Participant. If a hardship is or may be relieved either (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or (c) by cessation of deferrals under this Plan or any Section 401(k) plan, then the hardship shall not constitute a Financial Hardship for purposes of this Plan. The amount of such distribution shall be determined as of the Valuation Date next preceding approval of the request by the Committee and shall be actually paid as soon as practicable after such approval. If a Participant receives a distribution due to Financial Hardship, such Participant's deferrals under Section 3 will then cease. The Participant may not again elect to defer compensation until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution. A Beneficiary of a deceased Participant may also request an early distribution for Financial Hardship.

        7.9.    Effect of Disability.    If the Participant becomes Disabled while actively employed by the Employers or an Affiliate, the Participant may by written notice to the Committee suspend further deferrals while so Disabled. If a Disabled Participant has a Termination of Employment, such Participant will be deemed to be age fifty-five (55) and to have five (5) years of continuous service for purposes of determining distributions under Section 7. For purposes of the Plan, "Disabled" means that the Participant has been determined to be totally and permanently disabled either (a) for social security purposes, (b) for purposes of any Employer-sponsored long term disability plan or policy, or (c) for purposes of worker's compensation.

        7.10.    Distributions in Cash.    All distributions from this Plan shall be made in cash, and no amounts which may be payable under the Plan will be payable in the form of ATK common stock.

SECTION 8

FUNDING OF PLAN

        8.1.    Unfunded and Unsecured Plan.    The Plan shall at all times be considered entirely unfunded for tax purposes and for purposes of ERISA and no provision shall at any time be made with respect to segregating assets of any Employer for payment of any amounts under the Plan. The obligation of any Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments. Any funds invested under the Plan allocable to an Employer shall continue for all purposes to be part of the respective general assets of such Employer and available to the general creditors of the Employer in the event of insolvency (the Employer is generally not paying its debts as such debts become due, taking into account any period of time during which such Employer is permitted to cure any past due payment of such debts, unless such debts are the subject of a bona fide dispute, as interpreted and applied by United States Bankruptcy Courts) or bankruptcy (the Employer is subject to a pending proceeding voluntary or otherwise (including an involuntary petition), as a debtor under the United States Bankruptcy Code) of such Employer. No Participant shall have any lien, prior claim or other security interest in any property of any Employer. An Employer shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established by an Employer, the property therein shall remain the sole and exclusive property of the Employer. Unless otherwise paid by ATK, a participating Employer shall be obligated to pay its respective costs of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the obligation of a participating Employer to Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of this Plan.

        8.2.    Corporate Obligation.    Neither any officer of any Employer nor any member of the Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Employers for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

        8.3.    The Trust.    In order to provide assets from which to fulfill the obligations to the Participants and their Beneficiaries under the Plan, ATK may establish a Trust by a trust agreement with a third party, the Trustee, to which ATK and any participating Employer may, in its discretion, contribute cash or other property to provide for the benefit payments under the Plan. The Trustee for the Trust will have the duty to invest the Trust assets and funds in accordance with the terms of such Trust. ATK shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust established by ATK. All rights associated with the assets of the Trust will be exercised by the Trustee of the Trust or the person designated by such Trustee, and will in no event be exercisable by or rest with Participants or their Beneficiaries. The Trust shall provide that in the event of the insolvency of ATK, the Trustee shall hold the assets for the benefit of the general creditors of ATK.

SECTION 9

AMENDMENT AND TERMINATION

        9.1.    Amendment and Termination.    The Board of Directors may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons receiving benefits and persons expecting to receive benefits in the future; provided, however, that:

    (a)
    the benefit, if any, payable to or with respect to a Participant who has had a Termination of Employment as of the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination (but the Board of Directors may terminate the Plan completely and provide for immediate payment of all Accounts under the Plan in single lump sum payments), and

    (b)
    the benefit, if any, payable to or with respect to each other Participant determined as if such Participant had a Termination of Employment on the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination (but the Board of Directors may terminate the Plan completely and provide for immediate payment of all Accounts under the Plan in single lump sum payments).

        9.2.    No Oral Amendments.    No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Board of Directors by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

        9.3.    Plan Binding on Successors.    ATK will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of ATK), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that ATK would be required to perform it if no such succession had taken place.

SECTION 10

DETERMINATIONS, RULES AND REGULATIONS

        10.1.    Determinations.    The Board of Directors and the Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Board of Directors and the Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

        10.2.    Rules and Regulations.    Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

        10.3.    Method of Executing Instruments.    Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of the Plan Statement may be signed in the name of the Committee by any officer who has been authorized to make such certification or to give such notices or consents.

        10.4.    Claims Procedure.    The claims procedure set forth in this Section 10.4 shall be the exclusive administrative procedure for the disposition of claims for benefits arising under this Plan.

          10.4.1.    Original Claim.    Any person may, if he or she so desires, file with the Committee a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

      (a)
      the specific reasons for the denial;

      (b)
      the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

      (c)
      a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d)
      an explanation of the claims review procedure set forth in this section.

          10.4.2.    Review of Denied Claim.    Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Board of Directors a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Board of Directors shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

          10.4.3.    General Rules.

      (a)
      No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

      (b)
      All decisions on Original claims shall be made by the Committee and all decisions on requests for a review of denied claims shall be made by the Board of Directors.

      (c)
      the Committee and the Board of Directors may, in their discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

      (d)
      A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Committee and the Board of Directors reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled, upon request, to copies of all notices given to the claimant.

      (e)
      The decision of the Committee on a claim and a decision of the Board of Directors on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

      (f)
      Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of the Committee and the Board of Directors.

      (g)
      The Committee and the Board of Directors may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

          10.4.4.    Disability Claims.    Effective for claims filed on or after January 1, 2002, any review of an appeal of a determination with respect to the disability of an eligible employee must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, effective for claims filed on or after January 1, 2002, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the disability. The forty-five (45) day period may be extended by thirty (30) days if the Committee determines the extension is necessary to circumstances outside the control of the Committee, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Committee determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Committee expects to render a decision. Effective for claims filed on or after January 1, 2002, the sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the claim of disability by an eligible employee. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Board of Directors determines the extension is necessary to circumstances outside the control of the Board of Directors, and the claimant is notified prior to the end of the initial forty-five (45) day period.

        10.5.    Limitations and Exhaustion.

          10.5.1.    Limitations.    No claim shall be considered under these administrative procedures unless it is filed with the Committee within one (1) year after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based. Every untimely claim shall be denied by the Committee without regard to the merits of the claim. No legal action (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

      (a)
      two (2) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or

      (b)
      ninety (90) days after the claimant has exhausted these administrative procedures.

  Knowledge of all facts that a Participant knew (or reasonably should have known) shall be imputed to each claimant who is or claims to be a Beneficiary of the Participant (or otherwise claims to derive an entitlement by reference to a Participant) for the purpose of applying the one (1) year and two (2) year periods.

          10.5.2.    Exhaustion Required.    The exhaustion of these administrative procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

      (a)
      no claimant shall be permitted to commence any legal action relating to any such claim or dispute (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

      (b)
      in any such legal action all explicit and implicit determinations by the Committee and the Board of Directors (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

SECTION 11

PLAN ADMINISTRATION

        11.1.    Officers.    Except as hereinafter provided, functions generally assigned to ATK shall be discharged by its officers or delegated and allocated as provided herein.

        11.2.    Chief Executive Officer.    Except as hereinafter provided, the CEO may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to ATK generally hereunder as the CEO may from time to time deem advisable.

        11.3.    Board of Directors.    Notwithstanding the foregoing, the Board of Directors shall have the exclusive authority, which may not be delegated, to amend the Plan Statement, to terminate this Plan and to determine eligibility of Section 16 Officers to participate in this Plan under Section 2.

        11.4.    Committee.    The Committee shall:

    (a)
    keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employers of any action taken by the Committee and, when required, notify any other interested person or persons;

    (b)
    determine from the records of the Employers the compensation, status and other facts regarding Participants and other employees;

    (c)
    prescribe forms to be used for distributions, notifications, etc., as may be required in the administration of the Plan;

    (d)
    set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of this Plan Statement;

    (e)
    perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it by the Board of Directors of ATK;

    (f)
    resolve all questions of administration of the Plan not specifically referred to in this section;

    (g)
    in accordance with regulations of the Secretary of Labor, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant; and

    (h)
    delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of any Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

        11.5.    Delegation.    The Board of Directors and the members of the Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

        11.6.    Conflict of Interest.    If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant's individual rights hereunder or the interest of a person superior to him or her in the organization (as distinguished from the rights of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

        11.7.    Administrator.    ATK shall be the administrator for purposes of section 3(16)(A) of ERISA.

        11.8.    Service of Process.    In the absence of any designation to the contrary by the Committee, the General Counsel of ATK is designated as the appropriate and exclusive agent for the receipt of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

        11.9.    Expenses.    All expenses of administering this Plan shall be borne by the Employers.

        11.10.    Tax Withholding.    The Employers shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Employers under applicable law with respect to any amount payable under this Plan.

        11.11.    Certifications.    Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of this Plan may be signed in the name of the Committee by any officer who has been authorized to make such certification or to give such notices or consents.

        11.12.    Errors in Computations.    The Employers shall not be liable or responsible for any error in the computation of the Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Employers and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

SECTION 12

CONSTRUCTION

        12.1.    Applicable Laws.

          12.1.1.    ERISA Status.    This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

          12.1.2.    IRC Status.    This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan.

          12.1.3.    References to Laws.    Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

        12.2.    Effect on Other Plans.    This Plan shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under any other employee pension benefit or employee welfare benefit plan.

        12.3.    Disqualification.    Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any potential Beneficiary who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for this purpose.

        12.4.    Rules of Document Construction.

    (a)
    An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

    (b)
    Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

    (c)
    The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

    (d)
    Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

        12.5.    Choice of Law.    This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

        12.6.    No Employment Contract.    This Plan is not and shall not be deemed to constitute a contract of employment between an Employer and any person, nor shall anything herein contained be deemed to give any person any right to be retained in an Employer's employ or in any way limit or restrict the Employer's right or power to discharge any person at any time and to treat any person without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Neither the terms of the Plan Statement nor the benefits under this Plan nor the continuance of the Plan shall be a term of the employment of any employee. The Employers shall not be obliged to continue this Plan.

Dated as of the      day of                        ,        .

ALLIANT TECHSYSTEMS INC.
By:

Its:

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